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                                                                    EXHIBIT 99.1

                     TRANSAMERICAN WASTE INDUSTRIES, INC.

                AMENDED AND RESTATED 1990 STOCK INCENTIVE PLAN

    WHEREAS, in December 1989, the Board of Directors of TransAmerican Waste Industries, Inc. (the "Company") adopted the 1990 Stock Incentive Plan (the "Original Plan"); and

    WHEREAS, in July 1990, the Board of Directors of the Company approved a first amendment to the Original Plan; and

    WHEREAS, in August 1990, the stockholders of the Company approved the Original Plan as amended by the first amendment; and

    WHEREAS, at the annual meeting of stockholders held on June 23, 1992, the stockholders of the Company adopted a second amendment to the Original Plan to provide for the automatic granting of nonqualified stock options to each member of the Board of Directors who is not in the regular employ of, or a consultant to, the Company or any of its subsidiaries; and

    WHEREAS, at the annual meeting of stockholders held on January 19, 1993, the stockholders of the Company adopted a third amendment to the Original Plan to increase the number of shares of the Company's common stock reserved and available for issuance under the Original Plan from 8,33,333 to 2,500,000 shares;

    NOW, THEREFORE, this AMENDED AND RESTATED 1990 STOCK INCENTIVE PLAN is herein described in full below:

SECTION 1. PURPOSE; DEFINITIONS.

        1.1 Purpose. The purpose of the Company's Amended and Restated 1990 Stock Incentive Plan (the "Plan") is to enable the Company to offer to key employees, independent agents, consultants and attorneys of the Company and its subsidiaries, long term performance-based stock and/or other equity interests in the Company, thereby enhancing its ability to attract, retain and reward such individuals, and to increase the mutuality of interests between those individuals and the stockholders of the Company. The various types of long-term incentive awards which may be provided under the Plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its businesses.

        1.2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth herein:

        (a) "Agreement" means the agreement specified in Section 14.11 hereof between the Company and the Holder setting forth the terms and conditions of an award under the Plan.
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        (b)  "Award" means a grant of an Option, Stock Appreciation Right, and/or Other Stock-Based Award under this Plan.

        (c)  "Board" means the Board of Directors of the Company.

        (d) "Change of Control" means a change of control of the Company pursuant to Section 11 hereof.

        (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.

        (f)  "Committee" means the Committee of the Board appointed pursuant to
Section 2 hereof.

        (g) "Common Stock" means the Common Stock of the Company, par value $.001 per share.

        (h) "Company" means TransAmerican Waste Industries, Inc., a corporation organized under the laws of the State of Delaware, and any successor thereto.

        (i) "Consultant" means an independent agent, consultant, attorney or other individual who has received an Award who is not an employee or Prospective employee of the Company or any Subsidiary.

        (j) "Deferred Stock" means Common Stock to be received, under an award made pursuant to Section 8 hereof, at the end of a specified deferral period.

        (k) "Disability" means disability as determined under procedures established by the Committee for purposes of the Plan.

        (1) "Eligible Director" means a member of the Board who is not in the regular employ of, or a Consultant to, the Company or any Subsidiary.

        (m) "Eligible Director Shares" means the 10,000 shares of Common Stock that may be purchased pursuant to a Non-Qualified Stock Option granted to an Eligible Director as of the date of any annual meeting of stockholders beginning in 1993.

        (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto.

        (o) "Exchange Act Holder" means such officer or director or 10% beneficial owner of Common Stock subject to Section 16(b) of the Exchange Act.

        (p) "Fair Market Value," unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date: (i) if the Common Stock is listed on a national securities exchange or



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quoted on the NASDAQ National Market System, the closing price of the Common
Stock on the last preceding day on which the Common Stock was traded, as reported on the composite tape or by NASDAQ/NMS System Statistics, as the case may be; (ii) if the Common Stock is not listed on a national securities exchange or noted on the NASDAQ National Market System, but is traded in the over-the-counter market, the average of the bid and asked prices for the Common Stock on the last preceding day for which such quotations are reported by NASDAQ; and
(iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) hereof, such price as the Board shall determine.

        (q) "Formula Price Per Share" means the highest gross price (before brokerage commissions, soliciting dealers' fees and similar charges) paid for any share of Common Stock at any time during the ninety-day period immediately prior to the Change of Control (whether by way of exchange, conversion, distribution, liquidation or otherwise) paid or to be paid for any share of Common Stock in connection with a Change of Control. If the consideration paid or to be paid in any transaction that results in a Change of Control consists, in whole or in part, of consideration other than cash, the Board shall take such action, as in its judgment it deems appropriate, to establish the cash value of such consideration, but such valuation shall not be less than the value, if any, attributed to such consideration by any other party to such transaction that results in a Change of Control.

        (r) "Holder" means an eligible employee or prospective employee or Consultant of the Company or a Subsidiary who has received an Award.

        (s) "10% Holder" means a Holder who, at the time of grant, owns (or is considered as owning within the meaning of Section 425(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary.

        (t) "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422A of the Code.

        (u) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

        (v) "Other Stock-Based Award" means an award under Section 9 hereof that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

        (w) "Plan" means this Amended and Restated 1990 Stock Incentive Plan, as hereinafter amended from time to time.

        (x) "Restricted Stock" means Common Stock received under an award made pursuant to Section 7 hereof that is subject to the restrictions under said
Section 7.

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        (y)  "SAR Value" means the excess of the Fair Market Value of one share of Common Stock over the exercise price per share specified in a related Stock Option in the case of a Stock Appreciation Right granted in tandem with a Stock Option and the Stock Appreciation Right price per share in the case of a Stock Appreciation Right awarded on a free standing basis multiplied by the number of shares in respect of which the Stock Appreciation Right shall be exercised, on the date of exercise.

        (z) "Stock Appreciation Right" means the right, pursuant to an Award granted under Section 6 hereof, to recover an amount equal to the SAR. Value.

        (aa) "Stock Option" or "Option" means any Non-Qualified Stock Option or Incentive Stock Option to purchase shares of Stock which is awarded pursuant to the Plan.

        (bb) "Subsidiary" means any present or future subsidiary corporation of the Company, as such term is defined in Section 425(f) of the Code.

SECTION 2. ADMINISTRATION.

        2.1. Board; Committee. The Plan shall be administered by the Board. The Board may at any time, or from time to time, appoint a Committee. Upon such appointment, the Committee shall have all the powers, privileges and duties of the Board as set forth herein, and shall be substituted for the Board in the administration of the Plan, except for the power to appoint members of the Committee and to terminate, modify or amend the Plan. The Board may from time to time appoint members of any such Committee in substitution for, or in addition to members previously appointed, may fill vacancies in the Committee and may discharge the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The membership of the Committee shall at all times, commencing at such time the Company becomes subject to the Exchange Act, be constituted so as to not adversely affect the compliance of the Plan with the requirements of Rule 16b-3 under the Exchange Act.

         2.2. Powers. Subject to the express provisions of the Plan, the Board shall have full authority to grant Awards to eligible individuals described under Section 4 hereof and to determine the terms and conditions (which need not be identical) of all Awards so granted. For purposes of illustration and not of limitation, the Board shall have the authority (subject to the express provisions of this Plan): (i) to select the eligible individuals to whom Awards may from time to time be granted hereunder; (ii) to determine the number of shares to be covered by each Award; (iii) to determine the terms and conditions of any Award (including, but not limited to, share price, if any, any restrictions or limitations, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, or any

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specified performance goals or such other factors or criteria which need to be attained for the vesting of an Award; (iv) to determine the terms and conditions under which Awards are to operate on a tandem basis and/or in conjunction with or apart from other Awards granted under this Plan or outside of this Plan;
(v) to substitute new Awards of any other type for previously granted Awards of the same or other type, which previously granted Awards are upon less favorable terms, including the substitution of new Stock Options for previously granted Stock Options which previously granted Stock Options have higher option exercise prices and/or contain other less favorable terms; and (vi) the form, terms and provisions of any Agreement.

        2.3 Interpretation of Plan. Subject to Section 12 hereof, the Board shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award and to otherwise supervise the administration of the Plan. Subject to Section 12 hereof, all decisions made by the Board pursuant to the provisions of the Plan shall be made in the Board's sole discretion and shall be final and binding upon all persons, including the Company, its Subsidiaries and the Holders.

SECTION 3. COMMON STOCK SUBJECT TO PLAN.

        3.1. Number of Shares. The total number of shares of Common Stock reserved and available for issuance under the Plan shall be 2,500,000 shares. If and to the extent (i) an Award shall expire, terminate or be cancelled for any reason without having been exercised, or (ii) shares of Common Stock subject to an Award are forfeited, then the shares of Common Stock subject to such expired, terminated or cancelled Award, or the forfeited shares of Common Stock, as the case may be, shall again be available for distribution in connection with the grant of future Awards. The number of shares of Common Stock deemed to be issued under the Plan upon the exercise of an Award in the nature of a stock purchase right shall be reduced by the number of shares of Common Stock surrendered by the Holder in payment of the exercise or purchase price of the Award and withholding taxes thereon.

        3.2. Character of Shares. Shares of Common Stock under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

        3.3. Adjustment Upon Changes in Capitalization, Etc. In the event of any merger, reorganization, consolidation, recapitalization, dividend (other than a dividend or its equivalent which is credited to a Holder or a regular cash dividend), stock split, reverse stock split, or other change in corporate structure affecting the Common Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and price, if any, of shares subject to outstanding Awards as may be determined to be appropriate by the Board in order to prevent dilution or enlargement of each Holder's rights, provided that the number of shares subject to any Award shall always be a whole number.



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SECTION 4. ELIGIBILITY.

        4.1. General. Awards under the Plan may be made to (i) officers and other key employees of the Company or any Subsidiary (including officers and key employees serving as directors of the Company) who are at the time of the grant of an Award regularly employed by the Company or any Subsidiary; (ii) prospective employees of the Company or any Subsidiary; (iii) Consultants of the Company or any Subsidiary; and (iv) Eligible Directors of the Company. The vesting of any Award granted to a prospective employee shall be conditioned upon such person becoming an employee of the Company or a Subsidiary. The term "prospective employee" shall mean any person who holds an outstanding offer of regular employment on specific terms from the Company or a Subsidiary.

        4.2. Ineligibility for Awards. The provisions of this Section 4.2 shall be applicable only in the event the Company becomes subject to the provisions of the Exchange Act. No person designated by the Board to serve on the Committee, effective at such future time so that he qualifies as a disinterested person, shall be eligible to receive any Awards during the period from the date such designation is made to the date such designation becomes effective. Notwithstanding Section 4.1 hereof, no member of the Committee, while serving as such, shall be eligible to receive an award under the Plan.

SECTION 5. STOCK OPTIONS.

        5.1. Grants. Stock Options granted under the Plan may be of two types:
(i) Incentive Stock Options and (ii) Non-Qualified Stock Options. To the extent that any Stock Option (or portion thereof) does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.
Unless granted in substitution for another outstanding Award, Options shall be granted for no consideration other than services.

        5.2. Exercise Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Board at the time of grant but shall be not less than 100% of the Fair Market Value of the Common Stock at the time of grant (110%, in the case of an Incentive Stock Option granted to a 10% Holder).

        5.3. Option Term. The term of each Stock Option shall be fixed by the Board, but no Stock Option shall be exercisable more than ten years (five years, in the case of an Incentive Stock Option granted to a 10% Holder) after the date on which the Option is granted.

        5.4. Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board and set forth in the Agreement provided, that subsequent to the grant of a Stock Option, the Board, at any time before termination of such Stock Option, may accelerate the time or times at which such Stock Option may be exercised in whole or in part (without reducing the term of such Stock Option). Except as otherwise

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expressly provided in this Plan or in the Agreement, no Stock Option granted to an employee or prospective employee may be exercised at any time unless the Holder thereof is then an employee of the Company or of a Subsidiary.

        5.5. Additional Exercise Limitation on Incentive Stock Options. In the case of an Incentive Stock Option, the amount of Common Stock (determined at the time of grant using the Fair Market Value of the Common Stock as of such date) with respect to which Incentive Stock Options are exercisable for the first time by a Holder during any calendar year (under all such plans of the Company and its Subsidiaries) shall not exceed $100,000. To the extent an Incentive Stock Option is not exercisable in any calendar year because of this limitation, then the portion not exercisable will become exercisable in future years during the term of this Plan and the Agreement, subject to the $100,000 limitation of each of such future years and the other limitations of this Plan and the Agreement. To the extent an Incentive Stock Option is not exercisable because of this limitation or exercisable in future years, then such portion of the Incentive Stock Option shall be deemed to be a Non-Qualified Option, subject to the terms of this Plan and the Agreement for such Stock Option.

        5.6. Manner of Exercise. Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case, Stock Options may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, which shall be in cash or, unless otherwise provided in the Agreement, in whole shares of Common Stock which are already owned by the Holder of the Stock Option or, unless otherwise provided in the Agreement, partly in cash and partly in such Common Stock. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Common Stock with respect to which a Stock Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof. Payments in the form of Common Stock (which shall be valued at the Fair Market Value of a share of Common Stock on the date of exercise) shall be made by delivery of stock certificates in negotiable form which are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. Subject to the terms of the Agreement, the Board may, in its sole discretion, at the request of the Holder, deliver upon the exercise of a Nonqualified Stock Option a combination of Deferred Stock and Common Stock. Notwithstanding the provisions of Section 8 of the Plan, such Deferred Stock shall be fully vested and not subject to forfeiture. The Company shall effect the transfer of the shares of Common Stock purchased under the Option as soon as practicable, and within a reasonable time thereafter such transfer shall be evidenced on the books of the Company. No Holder or other person exercising an Option shall have any of the rights of a stockholder of the Company with respect to shares of Common Stock subject to an Option granted under the Plan until due exercise and full payment has been made. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment.




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        5.7. Buyout and Settlement Provisions. The Board may at any time offer to buy out for cash or otherwise settle a Stock Option previously granted, based upon such terms and conditions as the Board shall establish and communicate to the Holder at the time that such offer is made, including a settlement by exchange of a different Award under the Plan for the surrender of the Option.

SECTION 6. STOCK APPRECIATION RIGHTS.

        6.1. Grants. Stock Appreciation Rights may be granted in tandem with ("Tandem Stock Appreciation Rights") or in conjunction with all or part of any Stock Option granted under the Plan or may be granted on a free-standing basis ("General Stock Appreciation Rights"). In the case of a Non-Qualified Stock Option, a Tandem Stock Appreciation Right may be granted either at or after the time of the grant of such Non-Qualified Stock Option. In the case of an Incentive Stock Option, a Tandem Stock Appreciation Right may be granted only at the time of the grant of such Incentive Stock Option. Unless granted in substitution for another outstanding AWARD, Stock Appreciation Rights shall be granted for no consideration other than services.

        6.2. Exercise of Tandem Stock Appreciation Rights. A Tandem Stock Appreciation Right shall terminate and shall no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise determined by the Board, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until after the number of shares remaining under the related Stock Option equals the number of shares covered by the Tandem Stock Appreciation Right. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 hereof and this Section 6, and may be subject to such additional limitations on exercisability as shall be determined by the Board and set forth in the Agreement.

A Tandem Stock Appreciation Right may be exercised by a Holder by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Holder shall be entitled to receive such amount in the form of payment determined in the manner prescribed in Section 6.5 below. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent Tandem Stock Appreciation Rights have been exercised.

        6.3. Exercise of General Stock Appreciation Rights. General Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board and set forth in the Agreement.

        6.4. Special Limitation for Exchange Act Holders. Notwithstanding anything to the contrary contained herein (including the provisions of Section
11.1 hereof), any Stock Appreciation Right granted to an Exchange Act Holder to be settled wholly or partially in cash (i) shall not be exercisable during the first six

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months of the term of such Stock Appreciation Right, except that this special limitation shall not apply in the event of death or Disability of such Holder prior to the expiration of the six-month period, and (ii) shall only be exercisable during the period beginning on the third business day following the date of release for publication of the Company of quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

        6.5. Receipt of SAR Value. Upon the exercise of a Stock Appreciation Right, a Holder shall be entitled to receive up to, but not more than, an amount in cash and/or shares of Common Stock equal to the SAR Value with the Board having the right to determine the form of payment.

        6.6. Shares Affected Under the Plan. Upon the exercise of a Tandem Stock Appreciation Right, the Stock Option or part thereof to which such Tandem Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 hereof on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares, if any, issued under the Tandem Stock Appreciation Right at the time of exercise based upon the SAR Value.

        6.7. Limited Stock Appreciation Rights. The Board may grant "Limited Stock Appreciation Rights" i.e., Stock Appreciation Rights that become exercisable upon the occurrence of one or more of the events which trigger a Change of Control as defined in Section 11.2 hereof, and shall be settled in an amount equal to the Formula Price Per Share, subject to such other terms and conditions as the Board may specify; provided, however, if any Limited Stock Appreciation Right is granted to an Exchange Act Holder such Limited Stock Appreciation Right (i) shall only be exercisable within sixty (60) days after the event triggering the Change of Control; and (ii) may not be exercised during the first six Months after the date of grant of such Limited Stock Appreciation Right (except in the event of death or Disability of such Holder prior to the expiration of the six-month period); and (iii) shall only be exercisable in the event that the date of the Change of Control was outside the control of such Holder; and (iv) shall only be settled in cash in an amount equal to the Formula Price Per Share.

SECTION 7. RESTRICTED STOCK.

        7.1. Grants. Shares of Restricted Stock may be granted either alone or in addition to other Awards. The Board shall determine the time or times within which such Awards may be subject to forfeiture (the "Restriction Period") and all other terms and conditions of the Award. Commencing with the time that the Company is subject to the provisions of the Exchange Act, unless granted in substitution for another outstanding Award, Restricted Stock shall be granted for no consideration other than services.

        7.2. Certificates. Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the Holder to whom such Restricted Stock shall have been awarded. During the Restriction Period, certificates representing the Restricted Stock and any securities constituting Retained

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Distributions (as hereinafter defined) shall bear a restrictive legend to the effect that ownership of the Restricted Stock (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the Agreement. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the Agreement.

        7.3. Rights of Holder. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Stock, to receive and retain all regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute on such Restricted Stock and to exercise all other rights, powers and privileges of a Holder of Common Stock with respect to such Restricted Stock, with the exceptions that (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period; (iii) other than regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute, the Company will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired; and (iv) a breach by the Holder of any of the restrictions, terms or conditions contained in this Plan or the Agreement or otherwise established by the Board with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

        7.4. Vesting; Forfeiture. Upon the expiration of the Restriction Period with respect to each award of Restricted Stock and the satisfaction of any other applicable restrictions, terms and conditions (i) such Restricted Stock shall become vested in accordance with the terms of the Agreement; and (ii) any Retained Distributions with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested. Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.

SECTION 8. DEFERRED STOCK.

        8.1. Grants. Shares of Deferred Stock may be awarded either alone or in addition to other Awards. The Board shall determine the duration of the period (the

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

"Deferral Period") during which, and the conditions under which, receipt of the shares will be deferred and all the other terms and conditions of the Award. Unless granted in substitution for an outstanding Award or upon exercise of an Option, Deferred Stock shall be issued for no consideration other than services.

        8.2. Certificates. At the expiration of the Deferral Period (or the Additional Deferral Period (as defined in Section 8.5 hereof), where applicable), share certificates shall be delivered to the Holder, or his legal representative, representing the number of the shares equal to the number covered by the Deferred Stock award.

        8.3. Dividends. As determined by the Board, amounts equal to any dividends declared during the Deferral Period (or the Additional Deferral Period, where applicable) with respect to the number of shares covered by a Deferred Stock Award may be paid to the Holder currently or deferred and deemed to be reinvested in additional Deferred Stock.

        8.4. Vesting; Forfeiture. Upon the expiration of the Deferral Period (or the Additional Deferral Period, where applicable) with respect to each award of Deferred Stock and the satisfaction of any other applicable limitations, terms or conditions, such Deferred Stock shall become vested in accordance with the terms of the Agreement. Any Deferred Stock that does not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Deferred Stock that has been so forfeited.

        8.5. Additional Deferral Period. A Holder may request to, and the Board may in its sole discretion at any time, defer the receipt of an Award (or an installment of an Award) for an additional specified period or, until a specified event (the "Additional Deferral Period"). Subject to any exceptions adopted by the Board, such request must generally be made at least one year prior to expiration of the Deferral Period for such Deferred Stock Award (or such installment).

SECTION 9. OTHER STOCK-BASED AWARDS.

        9.1 Grant and Exercise. Other Stock-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, as deemed by the Board to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, or other rights convertible into shares of Common Stock and Awards valued by reference to the value of securities of or the performance of specified Subsidiaries. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other Awards or any other plan of the Company.

Except to the extent that an Other Stock-Based Award is granted in substitution for another outstanding Award or is delivered upon exercise of an Option, the amount of consideration to be required to be received by the Company shall be either no consideration (other than services) or, in the case of an Other Stock-Based Award in the nature of a purchase right, an amount equal to or greater than 50% of the Fair

Market Value of the shares to which the Award relates on the date of grant of such Award.

        9.2. Dividends. The Holder of an Other Stock-Based Award shall be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares covered by the Award, as determined by the Board. The Board may provide that such amounts (if any) shall be deemed to have been reinvested in additional Common Stock.

        9.3. Vesting; Forfeiture. Any Other Stock-Based Award and any Common Stock covered by an Other Stock-Based Award shall vest or be forfeited to the extent so provided in the Agreement.

SECTION 10. ELIGIBLE DIRECTOR SHARES.

        10.1. Grants. Commencing at the annual meeting of stockholders held in 1993, Non-Qualified Stock Options to purchase Eligible Director Shares will be granted automatically, without action by the Committee, to each Eligible Director as of the date of any annual meeting of stockholders after which such Eligible Director will continue to serve on the Board. Eligible Directors who begin their tenure during the course of a year shall receive a Non-Qualified Stock Option to purchase Eligible Director Shares at the next succeeding annual meeting of stockholders.

        10.2. Exercise Price The exercise price of a Non-Qualified Stock Option to purchase Eligible Director Shares shall equal the Fair Market Value of the Common Stock at the time such Option is granted.

        10.3. Vesting; Option Term. Each Non-Qualified Stock Option to purchase Eligible Director Shares shall vest pro rata over a three-year period from the date of grant and each such Option shall have a five-year term. Any Eligible Director leaving his position as a director of the Company for any reason may exercise his Option during the remainder of the term of the Option but only to the extent the Option was exercisable on the effective date of such director's termination as a director of the Company.

        10.4. Manner of Exercise. Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case, Non-Qualified Stock Options to purchase Eligible Director Shares may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, which shall be in cash or, unless otherwise provided in the Agreement, in whole shares of Common Stock which are already owned by the Holder of the Option or, unless otherwise provided in the Agreement, partly in cash and partly in such Common Stock. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Common Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof.

Payments in the form of Common Stock (which shall be valued at the Fair Market Value of a share of Common Stock on the date of exercise) shall be made by delivery of stock certificates in negotiable form which are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. The Company shall effect the transfer of the shares of Common Stock purchased under the Option as soon as practicable, and within a reasonable time thereafter such transfer shall be evidenced on the books of the Company. No Holder or other person exercising an Option shall have any of the rights of a stockholder of the Company with respect to shares of Common Stock subject to an Option granted under the Plan until due exercise and full payment has been made. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment.

SECTION 11. ACCELERATION.

        11.1. Acceleration Upon Change of Control. Unless the Agreement provides otherwise or unless the Holder waives the application of this Section 11.1 prior to a Change of Control (as hereinafter defined), in the event of a Change of
Control:

        (i) Each outstanding Stock Option, Stock Appreciation Right and Limited Stock Appreciation Right granted under the Plan shall immediately become exercisable in full notwithstanding the vesting or exercise provisions contained in the Agreement; and

        (ii) All restrictions and deferral limitations related to Awards of Restricted Stock, Deferred Stock and Other Stock-Based Awards, shall be deemed to have expired and all such Awards and any related Retained Distributions shall become vested.

        11.2. Change of Control Defined. A "Change of Control" shall be deemed to have occurred upon any of the following events:

        (i) The consummation of any of the following transactions: (a) any merger, reverse stock split, recapitalization or other business combination of the Company, with or into another corporation, or an acquisition of securities or assets by the Company, pursuant to which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a transaction in which the majority of the holders of Common Stock immediately prior to such transaction will own at least 50% of the total voting power of the then outstanding securities of the surviving corporation immediately after such transaction, or (b) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or
    (e) the liquidation or dissolution of the Company; or

        (ii) A transaction in which any person (as such term is defined in Sections 13 (d) (3) and 14 (d) (2) of the Exchange Act), corporation or other entity (other than the Company, or any profit-sharing, employee ownership or other employee benefit plan sponsored by the Company or any Subsidiary, or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or any group comprised solely of such entities): (a) shall purchase any Common Stock (or securities convertible into Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board, or (b) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly (in one transaction or a series of transactions), of securities of the Company representing 50% or more of the total voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) in the case of rights to acquire the Company's securities); or

        (iii) If, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board and any new director whose election by the Board, or nomination for election by the Company's stockholders was approved by a vote of at least two thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election by the stockholders was previously so approved, cease for any reason to constitute a majority thereof.

        11.3. General Waiver by Committee. The Board may, after grant of an Award, accelerate the vesting of all or any part of any Stock Option, Deferred Stock, Restricted Stock or any Other Stock-Based Award and/or waive any limitations or restrictions, if any, for all or any part of an Award.

        11.4. Acceleration Upon Termination of Employment. In the case of a Holder whose employment with the Company or a Subsidiary is involuntarily terminated for any reason (other than for cause), the Board may accelerate the vesting of all or any part of any Award and/or waive in whole or in part any or all of the remaining deferral limitations or restrictions imposed hereunder or pursuant to the Agreement.

SECTION 12. AMENDMENTS AND TERMINATION.

        12.1. Amendments to Plan. The Board may at any time, and from time to time, amend any of the provisions of the Plan, and may at any time suspend or terminate the Plan; provided, however, that no such amendment shall be effective unless and until it has been duly approved by the stockholders of the outstanding shares of Common Stock if (i) it increases the aggregate number of shares of Common Stock which are available pursuant to the Plan, (except as provided in Section 3 hereof); or (ii) the failure to obtain such approval would adversely affect the compliance of the Plan with the requirements of Rule 16b-3 under the Exchange Act commencing at such time the Company becomes subject to the provisions of the Exchange Act, or with the requirements of any other applicable law, rule or regulation.

        12.2. Amendments to Individual Awards. The Board may amend the terms of any Award granted under the Plan; provided, however, that subject to Section 3 hereof, no such amendment may be made by the Board which in any material respect impairs the rights of the Holder without the Holder's consent.

SECTION 13. TERM OF PLAN.

        13.1. Effective Date. The Plan shall be effective as of July 19, 1990 ("Effective Date").

        13.2. Termination Date. No Award shall be granted on or after the tenth anniversary of the Effective Date, but Awards granted prior to such tenth anniversary may extend beyond that date. The Plan shall terminate at such time as no further Awards may be granted and all Awards are no longer outstanding.

SECTION 14. GENERAL PROVISIONS.

        14.1. Investment Representations. The Board may require each person acquiring shares of Common Stock pursuant to an Award to represent to and agree with the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof.

        14.2. Additional Incentive Arrangements. Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of stock options and the awarding of stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

        14.3 No Right of Employment. Nothing contained in the Plan or in any Award shall be deemed to confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees at any time.

        14.4. Withholding Taxes. Not later than the date as of which an amount first becomes includable in the gross income of the Holder for Federal income tax purposes with respect to any Award, the Holder shall pay to the Company, or make arrangements satisfactory to the Board regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Board, tax withholding or payment obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional upon such payment or arrangements and the Company or the Holder's employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder from the Company or any Subsidiary.

        14.5. Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to choice of law provisions).

        14.6. Other Benefit Plans. Any Award shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to Awards under this Plan).

        14.7. Employee Status. A leave of absence, unless otherwise determined by the Board prior to the commencement thereof, shall not be considered a termination of employment. Any Awards granted to employees shall not be affected by any change of employment, so long as the Holder continues to be an employee of the Company or any subsidiary.

        14.8. Non-Transferability. Other than the transfer of a Stock Option, Stock Appreciation Right or other Award by will or by the laws of descent and distribution, no Award may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbered or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit. Any Option, Stock Appreciation Right, or other Award granted under this Plan is only exercisable during the lifetime of the Holder by the Holder or by his guardian or legal representative.

        14.9. Applicable Laws. The obligations of the Company with respect to all Awards under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, as amended, and (ii) the rules and regulations of any securities exchange on which the Common Stock may be listed or the NASDAQ National Market System if the Common Stock is designated for quotation thereon.

        14.10. Conflicts With Applicable Laws. If any of the terms or provisions of the Plan conflict with the requirements of Rule 16b-3 under the Exchange Act commencing at such time that the Company becomes subject to the provisions of the Exchange Act, or with the requirements of any other applicable law, rule or regulation, and/or with respect to Incentive Stock Options, Section 422A of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of said Rule 16b-3, and/or with respect to Incentive Stock Options, Section 422A of the Code. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under Section 422A of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein. No term of the Plan relating to Incentive Stock Options or any Agreement providing for Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422A of the Code, or, without the consent of the Holder(s) affected, to disqualify any Incentive Stock Option under such
Section 422A.

        14.11. Written Agreements. Each Award shall be confirmed by, and shall be subject to, the terms of the Agreement executed by the Company and the Holder. The Board may terminate any Award if the Agreement relating thereto is not executed and returned to the Company within 60 days after the Agreement has been delivered to the Holder for his or her execution.

        14.12. Consideration For Common Stock. The Board may not grant any Awards under the Plan pursuant to which the Company will be required to issue any shares of Common Stock unless the Company will receive consideration for the shares of Common Stock sufficient under the laws of the State of Delaware so that such shares of Common Stock will be fully paid and non-assessable when issued.

        14.13. Common Stock Certificates. Notwithstanding anything to the contrary contained herein, whenever certificates representing shares of Common Stock subject to an Award are required to be delivered pursuant to the terms of the Plan, the Company may in lieu of such delivery requirement comply with the provisions of Section 158 of the Delaware General Corporation Law.

All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of any stock exchange or over-the-counter market upon which the Common Stock is then listed, any applicable Federal or state securities law, and any applicable corporate law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        14.14. Unfunded Status of Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company.

                     TRANSAMERICAN WASTE INDUSTRIES, INC.

                           SECRETARY'S CERTIFICATE

     The undersigned certifies that he is the secretary of TRANSAMERICAN WASTE INDUSTRIES, INC., a Delaware corporation (the "Company"), and that as Secretary, is authorized to execute and deliver this Certificate in the name and on behalf of the Company. The undersigned further certifies that the following is a true and correct excerpt from the minutes of the meeting of the Board of Directors of the Company, duly called and held on January 25, 1996, and that the action taken did not at that time and does not contravene any provision of the Company's Articles of Incorporation, Bylaws, or any document, instrument, or agreement to which the Company is a party or which is binding on the Company.

          Mr. Moore then presented the Board with a clarification of the draft minutes of the November 18, 1995 Compensation Committee meeting. He informed the Board that, in addition to the stock options granted to the employees as reflected in the Committee's draft minutes, the Committee was recommending to the Board that each grant of stock options previously made to current (as of November 18, 1995) employees and directors be amended so as to expire at the expiration of ten years from the date of grant (subject to the earlier expiration of the Option as provided in each Agreement and subject to the terms and conditions contained in each Agreement and in the 1990 Plan) and that the following acceleration provision be added to each option previously granted to current (as of November 18, 1995) employees and directors:

          Acceleration. Notwithstanding the vesting schedule stated in this Agreement, and subject to the earlier expiration of the Option as provided in this Agreement and the terms and conditions contained in in the 1990 Plan, the Option granted hereunder shall immediately vest and become fully exercisable for a period of two years therefrom upon the happening of either of the following events:

              (i) The occurrence of a "Change of Control" as defined in the 1990 Plan, or,

              (ii) The occurrence of a "Change in Management", which is defined as the termination of employment, voluntary or otherwise of one-half or more of the "Corporate Officers" of the Company who are serving in such capacity as of November 18, 1995. For purposes of this paragraph, the "Corporate Officers" of the Company are only those individuals serving as President, Secretary and Treasurer of the Company on November 18, 1995.

          The Board unanimously approved these changes to the affected stock option agreements, and authorized the officers to take the necessary steps to affect these amendments.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate in the name and on behalf of the Company effective May 13, 1996.


                              /s/ LANCE C. RUUD
                              ----------------------------
                              Lance C. Ruud, Secretary